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                                                                  EXHIBIT 10.12

                          PREMIERE TECHNOLOGIES, INC.
                          ---------------------------
              EXECUTIVE EMPLOYMENT AND INCENTIVE OPTION AGREEMENT
              ---------------------------------------------------


     THIS AGREEMENT is made and entered into by and between Premiere Technologies, Inc. (the "Company"), a Georgia corporation, and William Porter Payne(the "Executive"), effective as of July 6, 1998.

                              BACKGROUND STATEMENT
                              --------------------

     The Company and its subsidiaries are in the business of designing, developing, marketing and providing enhanced communications services, and in connection therewith the Company and its subsidiaries have developed, and expect to develop, trade secrets and methods of conducting business which are worthy of protection. The Executive has substantial business experience and expertise through his service as President and Chief Executive Officer of the Atlanta Committee for the Olympic Games and as Vice Chairman of NationsBank Corporation ("NationsBank"), and otherwise. The Company considers it to be in its best interest to have the benefit of the Executive's services as provided in this Agreement, and the Executive is willing to render such services to the Company in accordance with the provisions of this Agreement. More specifically, the Company believes it is in its best interest to initially utilize the Executive's abilities to develop and support the business ventures involving Orchestrate.com, Inc. ("Orchestrate.com"), a wholly-owned subsidiary of the Company, and Endeavor Technologies, Inc. ("Endeavor"). The Company has a significant investment in Endeavor, which provides integrated Internet-based information and communications services to healthcare professionals under the name "WebMD." The Company believes that the Executive can provide significant assistance with the large-scale introduction of the Orchestrate(R) product through Endeavor.

     THEREFORE, in consideration of and reliance upon the foregoing background statement and the representations and warranties contained in this Agreement, the Company and the Executive agree to the following provisions:

     TERMS
     -----

Section 1. Duties.
           ------

     The Company hereby agrees to employ the Executive as the Chairman of Orchestrate.com to advise and assist Orchestrate. com, Premiere and Premiere's affiliated companies in client development, sales and marketing activities and in establishing and developing strategic relationships principally with large corporations, and in particular to assist Endeavor as provided in the Memorandum (as defined below). The Executive shall have such powers, duties and responsibilities from time to time assigned to him by the Company's board of directors (the "Board") or its chief executive officer as are consistent with the foregoing activities. During the term of his employment under this Agreement, the Executive will devote substantially all of his

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business time to faithfully and industriously perform his duties and promote the business and best interests of the Company and Orchestrate; provided, however, that the Executive shall be allowed to continue to serve on the boards of directors on which he currently serves, to pursue speaking engagements and other such public and charitable activities consistent with the promotion of the Executive's network and business experience, and to retain all compensation received by the Executive in connection therewith. In addition, the Company and the Executive hereby incorporate by reference the Memorandum of Understanding entered into effective as of July 6, 1998, by and among the Executive, the Company and Endeavor (the "Memorandum"). The Memorandum sets forth the sharing arrangement with regard to the Executive's time, compensation and responsibilities, and is intended to supplement the express terms of this Agreement.


Section 2.  Compensation.
            ------------

     Section 2.1. Base Salary. During the term of the Executive's employment
                  -----------
under this Agreement, the Company will pay the Executive a base salary at the annual rate of $750,000, payable in accordance with the Company's standard payroll practices.

     Section 2.2. Initial Bonus. The Company recognizes that the Executive is
                  -------------
foregoing substantial salary and benefits that he was receiving as Vice Chairman of NationsBank in order to accept employment with the Company. Specifically, the
Executive: (a) is foregoing options to purchase 50,000 shares of NationsBank stock currently valued at $1,250,000; (b) is foregoing a guaranteed salary from NationsBank which, over the two (2) year period of his employment there, would have exceeded the salary guaranteed by the Company by $500,000; (c) is foregoing NationsBank's participation in a cash savings plan at a rate of nine percent (9%) of salary per year; and (d) is losing considerable value due to the required premature exercise of vested stock options with NationsBank. In recognition of the above, and in recognition of the Executive's significant business experience and expertise, the Company has paid Executive a bonus in the amount of $2,250,000.

     Section 2.3. Bonus Compensation. In addition to his base salary, the
                  ------------------
Executive will be entitled to receive an annual bonus of at least $250,000. Any amount over and above the $250,000 minimum shall be determined by the Chief Executive Officer of the Company. Such annual bonus shall be paid to the Executive in full within ten (10) days following each anniversary date of the Executive's employment with the Company, and if the Company does not pay such bonus to the Executive within such 10-day period, then the Company shall pay such bonus to the Executive within five (5) business days following receipt of notice from the Executive that his bonus has not been paid. The Executive will also be entitled to any other bonus compensation provided for by resolution of the Board or its Compensation Committee.

Section 2.4. Stock Options.
             -------------

     Section 2.4.1.  Issuance of Stock Options.  The Company hereby grants to
                     -------------------------
the Executive nonqualified stock options ("Options") to purchase 500,000 shares (the "Option Shares") of the

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Company's $.01 par value common stock (the "Common Stock"), pursuant to the
Premiere Technologies, Inc. Second Amended and Restated 1995 Stock Plan, as amended (the "1995 Stock Plan"), having terms set forth in this Section 2.4. The Options shall vest with respect to all of the Option Shares on August 20, 1998, provided that the Executive has not voluntarily terminated his employment with the Company prior to that date, and following vesting the Options shall become exercisable on such dates and with respect to such number of Option Shares as are specified below:

     (a) Commencing as of the date of the 1999 annual meeting of shareholders of the Company, the Executive shall have the right to exercise the Options with respect to, and to thereby purchase, one-half (1/2) of the Option Shares; prior to said date, the Options shall not be exercisable.

     (b) Commencing as of the date of the 2000 annual meeting of shareholders of the Company, the Executive shall have the right to exercise the Options with respect to, and to thereby purchase, one-half (1/2) of the Option Shares.

     Section 2.4.2.  Acceleration.  Notwithstanding anything else contained in
                     ------------
this Agreement, the Executive will be vested immediately in all of the Options described in this Section 2.4 and they shall be immediately exercisable upon the earliest of the Executive's death, his becoming Disabled (as defined in Section 2.4.3), or a Change in Control of the Company. For the purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

     (a) An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are acquired in an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other person of which a majority of its voting power or its equity securities or equity interests are owned directly or indirectly by the Company (a "Subsidiary"), or (ii) the Company or any Subsidiary, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined), shall not constitute an acquisition for purposes for this clause (a); or

     (b) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least 60% of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least 80% of the Incumbent Board, such new director shall for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual

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or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c) Approval by the shareholders of the Company of:

        (i) a merger, consolidation or reorganization involving the Company, unless:

             (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such a merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

             (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the Agreement providing for such merger, consolidation or reorganization constitute at least 80% of the members of the board of directors of the Surviving Corporation. (A transaction described in clauses (A) and (B) above shall hereinafter be referred to as a "Non-Control Transaction.")

        (ii) A complete liquidation or dissolution of the Company; or

        (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Section 2.4.3.  Disability.  For purposes of this Agreement, the Executive
                     ----------
shall be considered "Disabled" if the Executive, in the opinion of a majority of the Board (excluding the Executive if he is serving on the Board), as confirmed by competent medical evidence, becomes physically or mentally unable to perform his duties hereunder. The Executive hereby agrees to submit himself for appropriate medical examination by a physician selected by the Company for the purposes of this Section 2.4.3; provided, however, that the Executive, in his sole discretion, shall have the option to submit to a medical examination by a physician of his own choice prior to the submission of the matter to the Board for consideration. Should the examinations by the two physicians produce conflicting evidence, the Executive hereby agrees to submit himself for appropriate medical examination by an independent physician selected and agreed upon by the Company's and the Executive's physicians to resolve the dispute.

     Section 2.4.4.  Basic Option Terms.  Each of the Options will entitle the
                     ------------------
Executive to purchase one share of the Company's Common Stock at a price of $7.75, as adjusted pursuant to Section 2.4.6 (the "Exercise Price"), and will expire on December 31, 2005. The vested Options will be exercisable by the Executive delivering to the Company a written notice of exercise signed

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by the Executive, in substantially the form attached hereto as Exhibit A, together with a check payable to the Company in the amount of the total Exercise Price for the shares being purchased. In lieu of cash, all or any portion of the Exercise Price may be paid by the Executive tendering to the Company shares of the Company's common stock duly endorsed for transfer and owned by the Executive for at least six (6) months, to be credited against the Exercise Price at the fair market value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate fair market value of shares transferred over the aggregate Exercise Price). In addition to and at the time of payment of the Exercise Price, the Company may withhold, or require the Executive to pay to the Company in cash, the amount of any federal, state and local income, employment or other withholding taxes which the Company determines are required to be withheld under federal, state or local law in connection with the exercise of an Option; provided, however, that the minimum required withholding amount of such tax obligations may, upon the election of the Executive, be paid by tendering to the Company whole shares of the Company's common stock duly endorsed for transfer and owned by the Executive, or by authorization to the Company to withhold shares of the Company's common stock otherwise issuable upon exercise of the Option, in either case in that number of shares of the Company's common stock having a fair market value on the date of exercise equal to the amount of such taxes thereby being paid. Each Option must be exercised in full. As soon as practicable after exercise of an Option by the Executive, the Company will deliver or cause to be delivered to the Executive certificates or a certificate representing the number of fully paid and non-assessable shares of voting common stock of the Company purchased. The Company will not issue fractional shares. Fractional calculations will be rounded up to the nearest number of whole shares. The Executive will be deemed a shareholder of record as of the date of exercise. The Company will at all times reserve and keep available sufficient authorized voting common stock for the exercise or conversion of all warrants, options and other securities it issues.

     Section 2.4.5.  Registered Owner.  Ownership of the Options will be
                     ----------------
registered on the books of the Company and the Company will be entitled to treat the registered owner as the absolute owner of the Options for all purposes. The registered owner will not be entitled to any of the rights of a shareholder of the Company by virtue of owning Options. No transfer of the Options will be valid unless and until the Company has consented in writing to such transfer and the Company has received an instrument of transfer, in a form satisfactory to the Company and executed by the registered owner or an authorized agent, and the transfer is recorded by the Company. Transfers incident to the death of the Executive shall not require the Company's approval and the assignee of such Options shall have all rights as the Executive with respect to such Options.

     Section 2.4.6.  Adjustments.
                     -----------

     (a) Stock Dividends and Stock Splits.  If after the date of this Agreement
         --------------------------------
the number of outstanding shares of the Company's Common Stock is increased by a stock dividend payable in shares of the Company's Common Stock or by a split-up of shares of the Common Stock, then, on the day following the date fixed for determination of holders of common stock entitled to receive the stock dividend or split-up, the number of shares issuable upon exercise of the Options

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will be increased in proportion to the increase in the number of outstanding shares and the Exercise Price will be correspondingly decreased.

     (b) Combination or Reclassification.  If after the date of this Agreement
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the number of outstanding shares of the Company's Common Stock is decreased by a combination or reclassification of shares of Common Stock, then, on the day after the effective date of the combination or reclassification, the number of shares issuable upon exercise of the Options will be decreased in proportion to the decrease in the number of outstanding shares and the Exercise Price will be correspondingly increased.

     (c) Reorganization.  If after the date of this Agreement the Company
         --------------
effects any capital reorganization or reclassification of its Common Stock, or a consolidation or merger with another corporation, or the sale or other transfer of substantially all of its assets to another person or entity, then, as a condition to such transaction, the Company will make fair and lawful provision whereby the registered owner of the Options will have the right to purchase at the Exercise Price, in lieu of Common Stock of the Company, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of the Company's Common Stock equal to the number of shares of Common Stock which the registered owner would be entitled to purchase at the applicable Exercise Price as of the effective date of such transaction. The Company will not effect any such transaction unless the resulting successor or purchasing entity (if not the Company) assumes by written instrument the obligation to deliver the applicable shares of stock, securities, or assets in accordance with the foregoing provision.

     (d) Notice of Adjustments.  Within ten (10) days after the Board approves
         ---------------------
of an event which is likely to cause an adjustment to the Exercise Price, the Company will deliver written notice to the registered owner of the Options setting forth in reasonable detail the facts of the event and the expected calculation of the adjustment.

     Section 2.4.7.  1995 Stock Plan.  The Executive accepts the Options subject
                     ---------------
to all the terms and provisions of the 1995 Stock Plan, a copy of which has been delivered to the Executive. The Executive agrees to accept as binding, conclusive and final all decisions and interpretations of the 1995 Stock Plan Committee and, where applicable, the Company's Board of Directors, regarding the 1995 Stock Plan.

     Section 2.5.  Employee Benefits.  During the term of his employment under
                   -----------------
this Agreement, the Executive will be entitled to participate in all employee benefit programs, including any pension, profit-sharing, or deferred compensation plans, any medical, health, dental, disability and other insurance programs(other than life insurance), and any fringe benefits, such as club dues, professional dues, the cost of an annual medical examination and the cost of professional fees associated with tax planning and the preparation of tax returns, on a basis at least equal to the other senior executives of the Company. In addition to such benefits, the Company will (a) reimburse the Executive for his COBRA cost from the date hereof until the date that his insurance coverage with the Company begins, and (b) pay or reimburse the Executive for the annual premium, prorated as appropriate, for his $2,000,000 life insurance policy issued by

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TransAmerica Occidental (policy no.92370400) and owned by Martha B. Payne,
Trustee, which premium is approximately $25,000.

     Section 2.6.  Reimbursement of Expenditures.  The Company will reimburse
                   -----------------------------
the Executive for all reasonable expenditures incurred by the Executive in the course of his employment or in promoting the interests of the Company, including expenditures for (i) transportation, lodging and meals during overnight business trips, (ii) business meals and entertainment, (iii) supplies and business equipment, (iv) long-distance telephone calls and (v) membership dues of business associations. Notwithstanding the foregoing, the Company will have no obligation to pay reimbursements under this Section 2.6 unless the Executive submits timely reports of his expenditures to the Company in the manner prescribed by the Board and the rules and regulations underlying Section 162 of the Internal Revenue Code (the "Code").

     Section 2.7. Severance Pay.  If the Executive voluntarily terminates his
                  -------------
employment with the Company at any time between January 6 and July 6, 1999, then in addition to any other rights or remedies the Executive may have, the Executive will be entitled to receive severance pay equal to the Executive's base salary in effect at the date of termination, payable in accordance with the Company's standard payroll practices over the twelve (12) month period following the date of termination. If the Company terminates the Executive's employment under this Agreement without "cause" (as defined in Section 5.1 hereof) at any time prior to July 6, 1999, then the Executive shall be entitled to receive severance pay equal to the Executive's base salary in effect at the date of termination, payable in accordance with the Company's standard payroll practices in equal installments over what would have been the remaining term of this Agreement. If the Company terminates the Executive's employment under this Agreement without "cause" on or after July 6, 1999, or if the Executive's employment is terminated by the Executive or the Company after a Change in Control, then in addition to any other rights or remedies the Executive may have, the Executive will be entitled to receive severance pay equal to two (2) times the Executive's base salary in effect at the date of termination, payable in accordance with the Company's standard payroll practices over the twelve (12) month period following the date of termination.

     Section 2.8.  Disability of Executive.  If during the term of the
                   -----------------------
Executive's employment under this Agreement the Executive becomes Disabled, then for the first year of his Disability the Executive will receive his full base salary and for the next six months of his Disability he will receive one-half of his base salary. (The Company may satisfy this obligation in whole or in part by payments to the Executive provided through disability insurance.) The Company will not, however, be obligated to pay any salary to the Executive under this Section beyond expiration of his term of employment hereunder. Nor will the Company be obligated to pay bonus compensation or an automobile allowance with respect to the period of Disability. Bonus compensation in this circumstance will be a pro rata portion of the bonus the Executive would have earned absent the period of Disability based upon the number of days during the fiscal year the Executive was not Disabled. When the Executive is again able to perform his duties he will be entitled to resume his full position and salary. If the Executive's Disability endures for a continuous period of eighteen (18) months, then the Company may terminate the Executive's employment under this Agreement after delivery of ten (10) days written notice. The Executive

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hereby agrees to submit himself for appropriate medical examination in accordance with Section 2.4.3 hereof.

     Section 2.9.  Death of Executive.  In addition to any other rights and
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benefits innuring to the estate of the Executive upon his death under this
Agreement, any benefit plan maintained by the Company or otherwise, within forty-five days after the Executive's death during the term of this Agreement, the Company will pay to the Executive's estate, or his heirs, the amount of any accrued and unpaid base salary (determined as of the date of death) and accrued and unpaid bonus compensation determined as if the Company's fiscal year ended at the date of death. In addition, the Company will pay to the Executive's spouse (or if she is not alive, to his estate or heirs) a death benefit of $5,000.

     Section 2.10.  Automobile Allowance.  During the term of his employment
                    --------------------
under this Agreement, the Company will pay the Executive a monthly automobile allowance of $1,000.

     Section 2.11.  Vacation.  The Executive will be entitled to three weeks
                    --------
paid vacation annually. Unused vacation time will accumulate and carryover to subsequent years. Any unused vacation at the date of termination of this Agreement (for any reason) will be paid to the Executive.


Section 3.  Certain Additional Payments by the Company.
            ------------------------------------------

     Section 3.1. Amount of Additional Payment. Anything in this Agreement to
                  ----------------------------
the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
3) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     Section 3.2. Determinations. Subject to the provisions of Section 3.3, all
                  --------------
determinations required to be made under this Section 3, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen LLP or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within fifteen
(15) business days of the receipt of notice from the Executive that there has been a Payment, or

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such earlier time as is requested by the Company. In the event that the
Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 3, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 3.3 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     Section 3.3.  Contest of Claims. The Executive shall notify the Company in
                   -----------------
writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30)day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim and such notification includes a legal opinion of reputable tax counsel stating that a reasonable basis exists for contesting such claim, the Executive shall:

        (i) give the Company any information reasonably requested by the Company relating to such claim,

        (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

        (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

        (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment

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of costs and expenses. Without limitation of the foregoing provisions of this
Section 3.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     Section 3.4.  Refunds. If, after the receipt by the Executive of an amount
                   -------
advanced by the Company pursuant to Section 3.3, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 3.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 3.3, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     Section 3.5  Waiver by the Executive. The Executive may in his sole
                  -----------------------
discretion elect at any time after the Company has notified the Executive that it desires to contest a claim to waive the operation of any or all of the provisions contained in Section 3.3 by providing written notice to the Company of such election, and in such case the Executive shall pay the Excise Tax and the Company shall have no obligation to make the Gross-Up Payment to the Executive.


Section 4.  Term of Employment.
            ------------------

     The Executive's initial term of employment under this Agreement will begin on July 6, 1998 and will expire on July 6, 2000. The initial term of employment will automatically renew for an additional one-year period upon the foregoing expiration, and thereafter upon the expiration of any renewal term provided by this Section 4, unless the Company or the Executive provides

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written notice to the other party at least thirty (30) days prior to expiration that such party does not want this Agreement to renew.


Section 5.  Termination of Employment.
            -------------------------

     Section 5.1. Termination by the Company. The Company may terminate the
                  --------------------------
Executive's employment under this Agreement only for "cause" amounting to gross, continuing and willful malconduct, misconduct or non-performance, having a substantial, adverse effect upon the Company, or for Disability, as described in
Section 2.8 of this Agreement. No act or failure to act by the Executive will be considered "willful" unless done or not done in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company. Termination for cause will not be effective unless the Company delivers to the Executive thirty (30) days advance written notice setting forth in reasonable detail the allegations of cause, and the Executive does not correct the acts or omissions documented in such notice within such 30-day period. For purposes of this Agreement, any significant change to the Executive's title, his powers, duties or responsibilities, or his employee benefits or working conditions, or any relocation of his workplace outside of Atlanta, Georgia, will, at the option of the Executive, constitute a termination of his employment by the Company without cause. Notwithstanding anything else contained in this Agreement, if, for any reason whatsoever, the Company terminates the Executive's employment, then the Company will reimburse the Executive for all reasonable costs and expenses incurred by him (including attorneys' fees, court costs and the costs of paralegal and other legal or investigative support personnel) connected with investigating, preparing, defending or appealing any litigation or similar proceeding arising out of this Agreement, whether commenced or threatened. Such reimbursements will be paid in advance of the final disposition of such litigation within ten (10) days after the Executive submits requests for reimbursement along with supporting invoices.

     Section 5.2.  Termination by the Executive.  The Executive may terminate
                   ----------------------------
his employment under this Agreement thirty (30)days after giving written notice to the Company. If the Executive terminates his employment under this Agreement, then he will be entitled to pro rata portions of his base salary and bonus compensation with respect to the fiscal year in which the termination occurs (based on the number of days the Executive is employed by the Company during such fiscal year) as well as any accrued but unpaid compensation.


Section 6.  Restrictive Covenants.
            ---------------------

     Section 6.1.  Prohibited Activities.  During the term of his employment
                   ---------------------
under this Agreement and for a period of one (1) year thereafter, the Executive will not, as a shareholder, owner, operator, employee, partner, independent contractor, consultant, lender, financier, officer, director or by any other means whatsoever participate in any of the following activities:

        (i) Engage in or be associated with any business that directly or indirectly competes with the Company with respect to personal communications services;

        (ii) Induce any person who is an employee, officer, agent, affiliate, supplier, client or customer of the Company to terminate such relationship or refuse to do business with the Company; or

        (iii) Solicit, direct, take away, serve, interfere with, or endeavor to entice away from the Company any person, company, firm, institution, or other entity that has purchased products or services from the Company.

     Section 6.2.  Trade Secrets.  The Executive acknowledges and recognizes
                   -------------
that during his employment with the Company he may acquire secret or confidential information, knowledge, or data with respect to the business or products of the Company which may provide advantage to the Company over others not having such information. During his employment hereunder and for a period of one (1) year thereafter, the Executive will not communicate, disclose or divulge any such secret or confidential information to the detriment of the Company. Following the termination of the Executive's employment hereunder, the provisions of this Section 6.2 shall not apply to any information that becomes generally available to the telecommunications industry other than as a result of disclosure by the Executive.

     Section 6.3.  Property of the Company.  The Executive acknowledges that all
                   -----------------------
confidential information relating to computer software or hardware currently utilized by the Company or incorporated into its products and all such information the Company currently plans to utilize or incorporate into its products is the exclusive property of the Company. Furthermore, the Executive agrees that all discoveries, inventions, creations and designs of the Executive during the course of his employment pursuant to this Agreement will be the exclusive property of the Company.

     Section 6.4.  Remedies.  In the event the Executive violates or threatens
                   --------
to violate the provisions of this Section 6, damages at law will be an insufficient remedy and the Company will be entitled to equitable relief in addition to any other remedies or rights available to the Company and no bond or security will be required in connection with such equitable relief.

     Section 6.5.  Counterclaims.  The existence of any claim or cause of action
                   -------------
the Executive may have against the Company will not at any time constitute a defense to the enforcement by the Company of the restrictions or rights provided by this Section 6.


Section 7.  Service as Director.
            -------------------

     The Executive agrees to be nominated to serve as a director of the Company, and subject to his election by the shareholders, to serve as a director.

Section 8.  Indemnification.
            ---------------

     The indemnification rights provided under this Agreement are intended to be in addition to, not in lieu of, the indemnification rights provided in the Officer's Indemnification Agreement and the Director's Indemnification Agreement, both dated May 22, 1998, between the Company and the Executive, and should in no way be interpreted to limit the Executive's rights under those Agreements or applicable provisions of Georgia law.

     Section 8.1.  Non-Derivative Actions.  The Company will indemnify the
                   ----------------------
Executive if he becomes a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal, provided he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in, and not opposed to, the best interests of the Company or, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 8.2.  Derivative Actions.  The Company will indemnify the Executive
                   ------------------
if he becomes a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal; provided that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company.

     Section 8.3.  Advancement of Expenses.  Expenses incurred by the Executive
                   -----------------------
in defending a civil or criminal proceeding described in this Section 8 will be paid by the Company in advance of the final disposition of the proceeding within ten (10) days after the Executive submits a request for payment; provided however, that the Executive has undertaken in writing to repay such amounts if he is ultimately found not to be entitled to indemnification by the Company.

     Section 8.4.  Non-Exclusivity; Continuity.  The indemnification provided
                   ---------------------------
for by this Agreement will not be exclusive and the Company may make any other indemnification allowed by law. The indemnification provided for by this Agreement will continue after the Executive has ceased to be a director, officer, employee, or agent of the Company or ceases to serve at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise and will inure to the Executive's heirs, executors, and administrators.

     Section 8.5.  No Subrogation.  The indemnification provided for by this
                   --------------
Agreement will be personal in nature and the Company will not have any liability under this Section 8 to any insurer or any person, corporation, partnership, trust or association or other entity (other than heirs, executors or administrators) by reason of subrogation, assignment, or succession by any other means to the claim of the Executive.


Section 9.  Compliance With Other Agreements.
            --------------------------------

     The Executive represents and warrants to the Company that he is free to enter this Agreement and that the execution of this Agreement and the performance of the obligations under this Agreement will not, as of the date of this Agreement or with the passage of time, conflict with, cause a breach of or constitute a default under any agreement to which the Executive is a party or may be bound.


Section 10.  Severability.
             ------------

     Every provision of this Agreement is intended to be severable. If any provision or portion of a provision is illegal or invalid, then the remainder of this Agreement will not be affected. Moreover, any provision of this Agreement which is determined to be unreasonable, arbitrary or against public policy will be modified as necessary so that it is not unreasonable, arbitrary or against public policy.


Section 11.  Waivers.
             -------

     A waiver by a party to this Agreement of any breach of this Agreement by the other party will not operate or be construed as a waiver of any other breach or of the same breach on a future occasion. No delay or omission by either party to enforce any rights it may have under this Agreement will operate or be construed as a waiver.


Section 12.  Modification.
             ------------

     This Agreement may not be modified or amended except by a writing signed by both parties.

Section 13.  Headings.
             --------

     The various headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of any of the provisions of this Agreement.


Section 14.  Counterparts.
             ------------

     This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.


Section 15.  Number and Pronouns.
             -------------------

     Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender will include the masculine, feminine and neuter genders.


Section 16.  Survival of Representations and Warranties.
             ------------------------------------------

     The respective representations and warranties of the parties to this Agreement will survive the execution of this Agreement and continue without limitation.


Section 17.  Assignment; Binding Effect.
             --------------------------

     Neither this Agreement nor any right or interest hereunder shall be assignable by either the Executive or the Company without the other party's prior written consent; provided, however, that nothing in this Section 17 shall preclude (a) the Executive from designating a beneficiary to receive any benefits payable hereunder upon his death, or (b) the executors, administrators or other legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto In addition, this Agreement may be assigned by the Company to Orchestrate.com without the consent of the Executive, provided that the Company shall remain liable for all payments hereunder.

     In addition, at the request of the Executive, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession will be a breach of this Agreement and will entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if his employment was terminated by the Company without cause.

     Except as otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, administrators, executors, successors and assigns.


Section 18.  Waiver of Jury.
             --------------

     With respect to any dispute which may arise in connection with this Agreement each party to this Agreement hereby irrevocably waives all rights to demand a jury trial.


Section 19.  Entire Agreement.
             ----------------

     With respect to the subject matter hereof, this Agreement and that certain Memorandum of Understanding, effective as of July 6, 1998, by and among the Executive, the Company and Endeavor, constitute the entire understanding of the parties superseding all prior agreements, understandings, negotiations and discussions between them, whether written or oral, and there are no other understandings, representations, warranties or commitments with respect thereto.


Section 20.  Governing Law; Venue.
             --------------------

     This Agreement will be governed by and interpreted in accordance with the substantive laws of the State of Georgia without reference to conflicts of law. Venue for the purposes of any litigation in connection with this Agreement will lie solely in the state courts in and for Fulton County, Georgia or the United States District Court in and for the Northern District of Georgia, Atlanta Division.


Section 21.  Notices.
             -------

     Any notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, two (2) days after being mailed postage prepaid by certified or registered mail with return receipt requested, or when delivered by overnight delivery service or by facsimile to the recipient at the following address or facsimile number, or to such other address or facsimile number as to which the other party subsequently shall have been notified in writing by such recipient:

     If to the Company:

                    Premiere Technologies, Inc.
                    3399 Peachtree Road

                    The Lenox Building
                    Suite 600
                    Atlanta, GA 30326
                    Attn: Chief Executive Officer

     With a copy to:

                    Premiere Technologies, Inc.
                    3399 Peachtree Road
                    The Lenox Building
                    Suite 600
                    Atlanta, GA 30326
                    Attn: Chief Legal Officer
                    Facsimile: (404) 262-8540

If to the Executive:

                    William Porter Payne
                    5373 Forest Springs
                    Dunwoody, Georgia 30308

With a copy to:
                    Horace H. Sibley, Esq.
                    King & Spalding
                    191 Peachtree Street
                    Atlanta, GA 30303-1763


     The parties have executed this Agreement effective as of the 6th day of July, 1998.

                                PREMIERE TECHNOLOGIES, INC.


                                By: /s/ Boland T. Jones
                                    -------------------
                                    Boland T. Jones

                                THE EXECUTIVE


                                /s/ William P. Payne
                                -----------------------
                                William Porter Payne

                                   EXHIBIT A

                                    [DATE]


Premiere Technologies, Inc.
3399 Peachtree Road
Suite 600
Atlanta, Georgia 30326
Attention: Stock Option Plan Administrator

     Re:  Exercise of Stock Option

To whom it may concern:

     The undersigned, William Porter Payne, pursuant to that certain Executive Employment and Incentive Option Agreement dated as of July 6, 1998, by and between Premiere Technologies, Inc. ("PTEK") and the undersigned (the "Agreement"), hereby exercises the options granted under the Agreement for the following number of option shares, subject to the terms and conditions of the
Agreement:

     Number of option shares being purchased  _______________

     Total purchase price  $______________

     Purchase price paid by check  $______________

     Purchase price paid by tendering PTEK stock  $______________


                                  Very truly yours,



                                  William Porter Payne